UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2008

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2008, we issued a press release reporting our operating and financial results for the quarter ended September 30, 2008.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

We presented adjusted net income for all periods presented in the press release to exclude the effect on net income of certain revenue, expense, gain and loss associated with items not typically included in published estimates, in order to enhance the user’s overall understanding of our current financial performance.  As part of the press release, we provided a reconciliation of adjusted net income to net income, which is the most comparable financial measure determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our management believes this non-GAAP measure provides useful information to both management and investors by excluding certain revenues and expenses that may not be indicative of our core operating results, and will enhance the ability of management and investors to compare our results of operations from period to period.

We also presented net cash provided by operating activities before working capital changes for all periods presented in the press release.  As part of the press release, we provided a reconciliation of net cash provided by operating activities before working capital changes to net cash provided by operating activities, which is the most comparable financial measure determined in accordance with GAAP.  Our management uses net cash provided by operating activities before working capital changes as a supplemental performance measure to assess cash flow generated by our operations in a manner that is unaffected by timing differences associated with changes in working capital.

Our management believes that presenting net cash provided by operating activities before working capital changes as supplemental information will enhance investors’ understanding of our cash flows for the periods presented.  Specifically, our management believes that this non-GAAP measure provides useful information by excluding changes in working capital that constitute timing differences, particularly when such timing differences vary significantly from period to period, and will enhance the ability of investors to compare our net cash provided by operating activities from period to period.

Net cash provided by operating activities before working capital changes is not a measure calculated in accordance with GAAP because it does not include the effects of changes in working capital that we actually experienced, including cash items that may significantly affect our cash flows.  Our non-GAAP measure should not be considered as an alternative to the GAAP measure of net cash provided by operating activities or any other GAAP measure of liquidity or financial performance.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
99.1	Press release dated November 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: November 5, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated November 5, 2008.